Exhibit 99.1

Rubicon Project Reports Fourth Quarter 2018 Results
Fourth Quarter Revenue Grows 32% Year-over-Year
LOS ANGELES, California – February 27, 2019 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the fourth quarter and full year 2018.
Recent Highlights

•	Revenue was $41.4 million for Q4 2018, up 32% from Q4 2017

•	Ad spend(1) grew 22% in Q4 2018 as compared to Q4 2017

•	Q1 2019 year over year revenue expected to grow approximately 25%

•	Take rate(2) increased to 13.8% in Q4 2018, up 150 basis points from 12.3% in Q3 2018

•	Mobile revenue grew 43% in Q4 2018 year over year and represented 55% of total revenue

•	Desktop revenue grew 21% in Q4 2018 year over year

•	Video revenue more than doubled in Q4 2018 year over year

•	Net loss(3) for Q4 2018 was $2.2 million, or loss per share(3) of $0.04, compared to net loss of $23.8 million, or loss per share of $0.48 for the fourth quarter of 2017.

•	Adjusted EBITDA(1) was a positive $9.9 million with an Adjusted EBITDA margin of 24%, compared to adjusted EBITDA loss of $6.2 million for the fourth quarter of 2017.

•	Non-GAAP earnings per share(1) was $0.03, compared to $0.28 non-GAAP loss per share for the fourth quarter of 2017.

•	Full year 2018 revenue was $124.7 million, a decrease of 20% from full year 2017 due primarily to reduction and ultimate elimination of buyer fees in late 2017

•	Full year 2018 ad spend grew 18% to $992.1 million with a 12.6% take rate, down from an 18.5% take rate in 2017

“We hit a number of significant financial milestones in the fourth quarter—we returned to strong year-over-year revenue growth, we were adjusted EBITDA positive with a margin of 24%, and most importantly, we were cash flow positive, excluding working capital swings, a year ahead of target,” said Michael G. Barrett, President and CEO of Rubicon Project. “Our strong revenue performance was based on solid market share gains as we meaningfully outpaced market growth in video, audio and mobile.”

Fourth Quarter and Full Year 2018 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2018	December 31, 2017	Change Favorable/ (Unfavorable)	December 31, 2018	December 31, 2017	Change Favorable/ (Unfavorable)
Revenue	$41.4	$31.4	32%	$124.7	$155.5	(20)%
Advertising spend(1)	$301.2	$246.3	22%	$992.1	$837.2	18%
Non-GAAP net revenue(1)	$41.4	$31.4	32%	$124.7	$154.9	(20%)
Take rate(2)	13.8%	12.8%	1 ppt	12.6%	18.5%	(6 ppt)
Net loss	($2.2)	($23.8)	91%	($61.8)	($154.8)	60%
Adjusted EBITDA(1)	$9.9	($6.2)	nm	($11.2)	($4.4)	154%
Adjusted EBITDA margin(3)	24%	(20%)	44 ppt	(9%)	(3%)	(6 ppt)
Basic and diluted loss per share	($0.04)	($0.48)	92%	($1.23)	($3.17)	61%
Non-GAAP earnings (loss) per share(1)	$0.03	($0.28)	nm	($0.85)	($0.68)	(25%)

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, non-GAAP earnings (loss) per share, and advertising spend are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period; the scale of a buyer's or seller's activity on our platform; mix of inventory or transaction types; the implementation of new products; platforms and solution features; auction dynamics; negotiations with clients; header bidding; competitive factors and our strategic pricing decisions, including strategic fee reductions we implemented during the first half of 2017 and elimination of our buyer transaction fees as of November 1, 2017 and additional fee reductions or alternative pricing models we may implement in the future; and the overall development of the digital advertising ecosystem.

(3)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue (or for periods in which we have revenue reported on a gross basis, by non-GAAP net revenue). Reconciliations for both net loss to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

nm	not meaningful
Fourth Quarter 2018 Results Conference Call and Webcast:
The Company will host a conference call on February 27, 2019 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2018.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10127783
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world’s leading agencies and brands rely on Rubicon Project’s technology to execute tens of billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, non-GAAP net revenue, non-GAAP income (loss) per share, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of our acquisition of nToggle and its traffic shaping technology on our business; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix and expansion of our mobile, video and private marketplace offerings; sales growth; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, paid impressions, average CPM, take rate, and advertising spend; benefiting from supply path optimization; and factors that could affect these and other aspects of our business. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to continue to grow and to manage our growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our reliance on large sources of advertising demand; our ability to maintain and grow a supply of advertising inventory from sellers and to fill the increased inventory; the effect on the advertising market and our business from difficult economic conditions or uncertainty; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner, and otherwise adapt in response to client demands and industry trends; the increased prevalence of header bidding and its effect on our competitive position; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, and video; lower fees and take rate and the need to grow through advertising spend increases rather than fee increases; our ability to compensate for a reduced take rate by increasing the volume and/or value of transactions on our platform and increasing our fill rate; our vulnerability to the depletion of our cash resources as we incur additional investments in products and technology; our ability to support our growth objectives with reduced resources from our cost reduction initiatives; our ability to raise additional capital if needed and/or to renew our working capital line of credit; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising; increased prevalence of ad-blocking or cookie-blocking technologies; the slowing growth rate of desktop display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects, including loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; the effects of consolidation in the ad tech industry, such as AT&T's acquisition of AppNexus; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, refunds, favorable payment terms and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include advertising spend, non-GAAP net revenue, and Adjusted EBITDA, which are discussed immediately following the table below, along with the operational performance measure take rate. Although we historically provided advertising spend and take rate as key performance metrics on a quarterly basis, we have determined that we will share specific metrics in these areas on an annual basis. These metrics were historically more important when we had GAAP revenue that was reported on both a gross and a net basis prior to early 2017. More recently, they were important given our removal of buyer fees in late 2017, which significantly lowered our take rate, and made it challenging to understand our business during that time of significant transition. Given that these informational needs are lessened, competitive sensitivities, and in particular given that the comparison year for the significant take rate change is behind us, we believe now is an appropriate time to make this change.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP income (loss)" and "Reconciliation of GAAP loss per share to non-GAAP earnings (loss) per share" included as part of this press release.
Advertising Spend:
We define advertising spend as the total volume of spending between buyers and sellers transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. As discussed above, we no longer expect to present our advertising spend on a quarterly basis beginning in 2019.
Our advertising spend may be influenced by demand for our services, the volume and characteristics of paid impressions, average CPM, our ability to fill ad requests, the nature and amount of fees we charge, and other factors such as changes in the market, our execution of the business, and competition.
Advertising spend may fluctuate due to seasonality. In the past, we have experienced higher advertising spend during the fourth quarter of a given year because many buyers devote a disproportionate amount of their advertising budgets to this period of the year to coincide with increased holiday purchasing. Buyers' focus on the fourth quarter generates more bidding activity on our platform, which may drive higher volumes of paid impressions, average CPM, or both. Our advertising spend grew 18% for the year ended December 31, 2018 compared to 2017. The increase in advertising spend was driven by higher ad request volumes and an increase in the CPMs generated from our auctions. The increase in CPMs was driven by increased bidding activity on our platform, the value of the inventory that we made available to buyers, including PMP, mobile and video inventory that typically carries higher pricing, and auction dynamics, including the implementation of first price auctions and EMR for our header bidding inventory.
Non-GAAP Net Revenue:
We define non-GAAP net revenue as GAAP revenue less amounts we pay sellers, where the amounts paid are included within cost of revenue for the portion of our revenue reported on a gross basis. The portion of our revenue reported on a gross basis was attributable to intent marketing services, which no longer generated revenue after the first quarter of 2017. Historically, non-GAAP net revenue was a useful measure in assessing the performance of our business in periods for which our revenue included revenue reported on a gross basis, because it showed the operating results of our business on a consistent basis without the effect of differing revenue reporting (gross vs. net) that we applied under GAAP across different types of transactions, and facilitated comparison of our results to the results of companies that report all of their revenue on a net basis. Revenue from intent marketing services in the first quarter of 2017 created the difference between our non-GAAP net revenue and our GAAP revenue for that period. We ceased offering our intent marketing solution in the first quarter of 2017, so for subsequent periods non-GAAP net revenue is the same as GAAP revenue, as there is no longer a reconciling item between GAAP and non-GAAP net revenue. Non-GAAP net revenue is presented for comparative purposes as the first quarter of 2017 still included the intent marketing solution reconciling item.
A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by the volume and characteristics of advertising spend and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing business. Because we exited that business in the first quarter of 2017, we do not expect to report any revenue on a gross basis after the first quarter of 2017 unless and until we change our business practices, develop new products, or make an acquisition, in each case with characteristics that require gross reporting.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which we have non-GAAP net income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Charlstie Veith
(516) 300-3569
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$80,452	$76,642
Marketable securities	7,524	52,504
Accounts receivable, net	205,683	165,890
Prepaid expenses and other current assets	6,882	9,620
TOTAL CURRENT ASSETS	300,541	304,656
Property and equipment, net	33,487	47,393
Internal use software development costs, net	14,570	12,734
Other assets, non-current	1,240	5,493
Intangible assets, net	10,174	13,359
TOTAL ASSETS	$360,012	$383,635
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$239,678	$214,103
Other current liabilities	1,304	3,141
TOTAL CURRENT LIABILITIES	240,982	217,244
Other liabilities, non-current	1,017	1,780
TOTAL LIABILITIES	241,999	219,024
STOCKHOLDERS' EQUITY
Common stock	1	—
Additional paid-in capital	433,877	418,354
Accumulated other comprehensive income (loss)	(259)	41
Accumulated deficit	(315,606)	(253,784)
TOTAL STOCKHOLDER'S EQUITY	118,013	164,611
TOTAL LIABILITITES AND STOCKHOLDERS' EQUITY	$360,012	$383,635

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$41,432	$31,397	$124,685	$155,545
Expenses (1)(2):
Cost of revenue	15,489	15,465	60,003	56,836
Sales and marketing	10,510	12,134	44,556	51,794
Technology and development	8,825	11,123	37,863	47,500
General and administrative	9,091	12,517	42,431	55,596
Restructuring and other exit costs	—	—	3,440	5,959
Impairment of intangible assets and internal use software	—	4,585	—	4,585
Impairment of goodwill	—	—	—	90,251
Total expenses	43,915	55,824	188,293	312,521
Loss from operations	(2,483)	(24,427)	(63,608)	(156,976)
Other (income) expense:
Interest income, net	(211)	(244)	(988)	(908)
Other income	(140)	(186)	(766)	(688)
Foreign exchange (gain) loss, net	(26)	72	(389)	1,165
Total other income, net	(377)	(358)	(2,143)	(431)
Loss before income taxes	(2,106)	(24,069)	(61,465)	(156,545)
Provision (benefit) for income taxes	124	(252)	357	(1,762)
Net loss	$(2,230)	$(23,817)	$(61,822)	$(154,783)
Net loss per share:
Basic and Diluted	$(0.04)	$(0.48)	$(1.23)	$(3.17)
Weighted average shares used to compute net loss per share:
Basic and Diluted	50,746	49,293	50,259	48,869

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cost of revenue	$65	$109	$321	$404
Sales and marketing	1,027	1,058	4,557	4,582
Technology and development	704	856	2,867	4,034
General and administrative	1,470	2,293	8,139	9,924
Restructuring and other exit costs	—	—	398	1,560
Total stock-based compensation expense	$3,266	$4,316	$16,282	$20,504

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Cost of revenue	$8,521	$8,336	$33,306	$31,981
Sales and marketing	131	178	586	1,066
Technology and development	199	345	882	1,957
General and administrative	132	212	564	1,221
Total depreciation and amortization expense	$8,983	$9,071	$35,338	$36,225

THE RUBICON PROJECT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2018	December 31, 2017
OPERATING ACTIVITIES:
Net loss	$(61,822)	$(154,783)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	35,338	36,225
Stock-based compensation	16,282	20,504
Impairment of intangible assets and internal use software	—	4,585
Impairment of goodwill	—	90,251
Loss on disposal of property and equipment	243	195
Provision for doubtful accounts	758	580
Accretion of available for sale securities	(412)	(276)
Unrealized foreign currency gains, net	(897)	970
Deferred income taxes	(42)	(1,564)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(40,688)	26,051
Prepaid expenses and other assets	4,519	(224)
Accounts payable and accrued expenses	26,612	(502)
Other liabilities	(2,577)	(477)
Net cash provided by (used in) operating activities	(22,686)	21,535
INVESTING ACTIVITIES:
Purchases of property and equipment	(11,433)	(32,438)
Capitalized internal use software development costs	(8,507)	(7,988)
Acquisitions, net of cash acquired	—	(38,610)
Investments in available-for-sale securities	(23,991)	(95,224)
Maturities of available-for-sale securities	62,650	81,050
Sales of available-for-sale securities	9,228	—
Net cash provided by (used in) investing activities	27,947	(93,210)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	45	394
Proceeds from issuance of common stock under employee stock purchase plan	314	629
Taxes paid related to net share settlement	(1,638)	(2,403)
Net cash used in financing activities	(1,279)	(1,380)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(172)	199
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	3,810	(72,856)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	76,642	149,498
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$80,452	$76,642
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$379	$382
Cash paid for interest	$46	$61
Capitalized assets financed by accounts payable and accrued expenses	$6	$109
Capitalized stock-based compensation	$520	$443

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$41,432	$31,397	$124,685	$155,545
Plus amounts paid to sellers(1)	259,799	214,874	867,402	681,676
Advertising spend	$301,231	$246,271	$992,087	$837,221

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Revenue	$41,432	$31,397	$124,685	$155,545
Less amounts paid to sellers reflected in cost of revenue(2)	—	(16)	—	617
Non-GAAP net revenue	$41,432	$31,413	$124,685	$154,928

(1) Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2) Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss	$(2,230)	$(23,817)	$(61,822)	$(154,783)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	8,186	7,810	32,153	31,443
Amortization of acquired intangibles	797	1,261	3,185	4,782
Stock-based compensation expense	3,266	4,316	16,282	20,504
Impairment of intangible assets and internal use software	—	4,585	—	4,585
Impairment of goodwill	—	—	—	90,251
Acquisition and related items	—	35	—	303
Interest income, net	(211)	(244)	(988)	(908)
Foreign exchange (gain) loss, net	(26)	72	(389)	1,165
Provision (benefit) for income taxes	124	(252)	357	(1,762)
Adjusted EBITDA	$9,906	$(6,234)	$(11,222)	$(4,420)

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net loss	$(2,230)	$(23,817)	$(61,822)	$(154,783)
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	797	1,296	3,185	5,085
Stock-based compensation expense	3,266	4,316	16,282	20,504
Impairment of intangible assets and internal use software	—	4,585	—	4,585
Impairment of goodwill	—	—	—	90,251
Foreign exchange (gain) loss, net	(26)	72	(389)	1,165
Tax effect of Non-GAAP adjustments (1)	(17)	(65)	(81)	(152)
Non-GAAP income (loss)	$1,790	$(13,613)	$(42,825)	$(33,345)

(1)	Non-GAAP income (loss) includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP income (loss).

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP EARNINGS (LOSS) PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
GAAP net loss per share (1):
Basic and Diluted	$(0.04)	$(0.48)	$(1.23)	$(3.17)

Non-GAAP income (loss) (2)	$1,790	$(13,613)	$(42,825)	$(33,345)

Reconciliation of weighted-average shares used to compute net loss per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net loss per share:	50,746	49,293	50,259	48,869
Dilutive effect of weighted-average common stock options, RSAs, RSUs, and ESPP(3)	3,489	—	—	—
Non-GAAP weighted-average shares outstanding	54,235	49,293	50,259	48,869
Non-GAAP earnings (loss) per share	$0.03	$(0.28)	$(0.85)	$(0.68)

(1) Calculated as net loss divided by basic weighted-average shares used to compute net loss per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net loss to non-GAAP income (loss).
(3)  In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method. In periods of GAAP net loss per share, these shares would be anti-dilutive and are excluded from the calculation of net loss per share.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended				Three Months Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	(in thousands, except percentages)
Channel:
Desktop	$18,586	45%	$15,371	49%	$131,496	44%	$129,777	53%
Mobile	22,846	55	16,026	51	169,735	56	116,494	47
Total	$41,432	100%	$31,397	100%	$301,231	100%	$246,271	100%

	Revenue				Advertising Spend
	Year Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
	(in thousands, except percentages)
Channel:
Desktop	$59,039	47%	$84,327	54%	$477,900	48%	$475,258	57%
Mobile	65,646	53	71,218	46	514,187	52	361,963	43
Total	$124,685	100%	$155,545	100%	$992,087	100%	$837,221	100%